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                           LIFETIME PLUS BENEFIT RIDER
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THE LIFETIME PLUS BENEFIT IS DESIGNED TO PROVIDE A PAYMENT STREAM IN THE FORM OF
PARTIAL WITHDRAWALS FOR LIFE.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate as indicated under the "Conditions for Termination of the Lifetime Plus Benefit Rider" section.


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                                   DEFINITIONS
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DEFINITIONS     Definitions specific to this rider that are not in the Base
                Contract follow.

5% ANNUAL       A calculation we use in determining the Benefit  Base under
INCREASE        the Lifetime Plus Benefit.


BASE CONTRACT   The contract to which this rider is attached.

BENEFIT         A 12-month anniversary of the Benefit Date.
ANNIVERSARY

BENEFIT DATE    The date you exercise the Lifetime Plus Benefit and
                Lifetime Plus Payments begin. It is also the date we establish the initial Lifetime Plus Payment.

BENEFIT YEAR    Any period of 12 months commencing with the Benefit Date
                and each Benefit Anniversary thereafter.

COVERED         The person(s) on whose lives we base Lifetime Plus Payments.
PERSON(S)       We determine the Covered Person(s) on the Rider Effective Date.

                For single Lifetime Plus Payments:
                 (a) If the contract is solely  owned,  the Covered
                     Person is the Owner.
                 (b) If the contract is owned by a non-individual, the Covered
                     Person is the Annuitant.
                 (c) If the contract is jointly owned, you may be able to choose which Joint Owner is the Covered Person subject to the maximum age restriction for adding the Lifetime Plus Benefit to your contract. The maximum age is shown on the Contract Schedule.

                For joint Lifetime Plus Payments you and your spouse are the Covered Persons.

                For joint Lifetime Plus Payments under contracts that are not qualified under the tax code:
                (a)     spouses must be Joint Owners, or
                (b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual, or
                (c) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary.

                        For joint Lifetime Plus Payments under contracts that are qualified under the tax code:
                (a) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary, or
                (b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual, or
                (c) if we require a non-individual owner to be the beneficiary, then one spouse must be the Annuitant and the other spouse must be the sole contingent Beneficiary solely for the purpose of determining the Lifetime Plus Payment.

                 Spouses must qualify as such under federal law until the Lifetime Plus Benefit terminates. If at any time before the Lifetime Plus Benefit terminates you are no longer spouses you must send us notice and remove a Covered Person from the contract. If one Covered Person dies before we receive notice that the Covered Persons are no longer spouses, then the Lifetime Plus Benefit will terminate and any Lifetime Plus Payments we were making will stop.


S40742-NY                               1

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                             DEFINITIONS (CONTINUED)
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COVERED          A  person  will  no  longer  qualify  as a  Covered
PERSON(S)        Person and will be  removed  from the  contract  if
(CONTINUED)      that  person is no longer  an Owner,  Joint  Owner,
                 Annuitant, or Beneficiary as required above.

                 After we issue the Lifetime Plus Benefit you cannot add a Covered Person or change Covered Persons. You can remove a Covered Person if you elect joint Lifetime Plus Payments. You can only make this change once.

                 If you have not exercised the Lifetime Plus Benefit you can request the removal of a Covered Person within 30 days before a Contract Anniversary by completing the appropriate form. After the Benefit Date you can request the removal of a Covered Person within 30 days before a Benefit Anniversary by completing the appropriate form. We will process your request on the Contract Anniversary, or Benefit Anniversary if applicable, that occurs immediately after your request is received in good order at our Service Center. If the Contract Anniversary or Benefit Anniversary does not occur on a Business Day we will process your request on the next Business Day.

                 If you remove a Covered Person from your contract, we will change the additional Mortality and Expense Risk (M&E) Charge for joint Lifetime Plus Payments to the additional M&E Charge for single Lifetime Plus Payments that is in effect for newly issued contracts as of the date we process your request. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                 If you remove a Covered Person after the Benefit Date we will compare your current Lifetime Plus Payment to a payment based on the appropriate percentage for single Lifetime Plus Payments for the remaining Covered Person's current age and the current Contract Value as of the Benefit Anniversary that we process your removal request. The payment percentages and age bands for single Lifetime Plus Payments are shown on the Contract Schedule. If the payment based on the appropriate percentage for the remaining Covered Person's current age and the Contract Value is greater, we will increase your Lifetime Plus Payment to this new amount.

                 Joint Lifetime Plus Payments may not be available for some contracts that are owned by a non-individual.

EXCESS           An  additional  withdrawal  you take  while you are
WITHDRAWAL       receiving   Lifetime  Plus   Payments.   An  Excess
                 Withdrawal is subject to a withdrawal charge and will reduce the Contract Value, future Lifetime Plus Payments, and the
                 Traditional Death Benefit value, or the Quarterly Value Death
                 Benefit value if applicable. Any amount paid as part of a required minimum distribution is not treated as an Excess
                 Withdrawal and is never subject to a withdrawal charge.

LIFETIME PLUS    The payment we make to you under the Lifetime  Plus
PAYMENT          Benefit.  Lifetime  Plus  Payments are based on the
                 ages and lifetimes of the Covered Person(s) and on whether you have elected single or joint Lifetime Plus Payments.

QUARTERLY        The day that occurs  three,  six, and nine calendar
ANNIVERSARY      months   after  the  Issue  Date  or  any  Contract
                 Anniversary. Quarterly Anniversaries also include Contract
                 Anniversaries. If the Quarterly Anniversary does not occur on a Business Day, we will consider it to occur on the next Business
                 Day.

QUARTERLY        A  calculation  we use in  determining  the Benefit
ANNIVERSARY      Base under the Lifetime Plus Benefit.
VALUE


S40742-NY                               2

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                              LIFETIME PLUS BENEFIT
-----------------------------------------------------------------------

EXERCISING THE  To exercise the Lifetime Plus Benefit all Covered Person(s) must
LIFETIME PLUS   meet the age restrictions shown on the Contract Schedule on the
BENEFIT         Benefit Date and we must receive a Lifetime Plus Payment
                election form at our Service Center.

                Lifetime Plus Payments will begin on the Benefit Date.

                  If you exercise the Lifetime Plus Benefit, then beginning on the Benefit Date:
                 (a)  Partial Annuitizations are no longer
                      available.
                  (b) You can no longer make additional Purchase Payments to the contract.
                  (c) The free withdrawal privilege will no longer be available to you.
                  (d) You can only change the ownership of the Base Contract if you elected joint Lifetime Plus Payments, and:
                       1) an Owner dies, and the spouse continues the contract,
                          or
                       2) you remove a Covered Person from the Base Contract who
                          is also an Owner. In this case the remaining Covered Person must become the new sole Owner.
                  (e) The additional M&E Charge for the Lifetime Plus Benefit will continue until the Lifetime Plus Benefit terminates or the Contract Value is fully depleted.
                  (f) If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefi will continue as long as the Quarterly Value Death Benefit value is greater than zero.
                  (g) Each Lifetime Plus Payment and any Excess Withdrawal will reduce the Traditional Death Benefit value, or the Quarterly Value Death Benefit value, if applicable, proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge.
                  (h) The Contract Value will continue to fluctuate as a result of market performance.
                  (i) Each Lifetime Plus Payment and any Excess Withdrawal will reduce the Contract Value on a dollar for dollar basis.


LIFETIME PLUS     We  will  base  the  Lifetime  Plus  Payments  on the
PAYMENTS          Benefit  Base,  the age band of the  Covered  Person,
                  (or younger Covered Person if you elect joint Lifetime Plus
                  Payments) and on whether you have elected single or joint
                  Lifetime Plus Payments. The age bands for both single and joint Lifetime Plus Payments are shown on the Contract
                  Schedule. Lifetime payments are not subject to a withdrawal charge.

                  On the Benefit Date and each subsequent Benefit Anniversary, each Lifetime Plus Payment for the Benefit Year is equal to the annual Lifetime Plus Payment divided by the number of payments you elected to receive each year. Each Lifetime Plus Payment must meet the minimum shown on the Contract Schedule. If the scheduled Lifetime Plus Payment date does not fall on a Business Day, we will make payment to you on the next Business Day.

                  Once you exercise the Lifetime Plus Benefit you cannot elect to stop your Lifetime Plus Payments except by:
                  (a) taking an Excess Withdrawal of the entire remaining
                      Contract Value, or
                  (b) requesting Annuity Payments under a Full Annuitization based on the entire remaining Contract Value.

                  Any Excess Withdrawal will reduce your Lifetime Plus Payment proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge. Taking an Excess Withdrawal may cause Lifetime Plus Payments to stop, and the Lifetime Plus Benefit to terminate. If you take an Excess Withdrawal that reduces your Lifetime Plus Payments so that it fails to meet the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value. Lifetime Plus Payments will then stop, and the Lifetime Plus Benefit and the Base Contract will terminate.

                  Once each Benefit Year you can change the frequency of Lifetime Plus Payments for the following Benefit Year. You must provide notice of any requested change to the frequency of your Lifetime Plus Payment to our Service Center at least 30 days before the Benefit Anniversary. We will change the payment frequency on the Benefit Anniversary and the change will remain in effect for the entire following Benefit Year.


S40742-NY                               3

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                        LIFETIME PLUS BENEFIT (CONTINUED)
----------------------------------------------------------------------

LIFETIME PLUS    We  will  deduct   each   Lifetime   Plus   Payment
PAYMENTS         proportionately  from the  Investment  Options.  We
(CONTINUED)      will continue to allocate the Contract  Value among
                 the Investment Options according to your instructions while the Lifetime Plus Benefit is in effect. You can continue to make transfers between the Investment Options while the Lifetime
                 Plus Benefit is in effect subject to the provisions set out in the Transfers section of the Base Contract and in the Asset
                 Allocation Rider.

                 If you fully deplete your Contract Value, then you will continue to receive Lifetime Plus Payments until the Lifetime Plus Benefit terminates. If you take no Excess Withdrawals while the Lifetime Plus Benefit is in effect, then Lifetime Plus Payments will continue as follows.
                (a) For single Lifetime Plus Payments where the Contract is solely owned or owned by a non-individual, Lifetime Plus Payments continue until the death of the Covered Person.
                (b) For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, Lifetime Plus Payments continue until the death of any Joint Owner.
                (c) For single Lifetime Plus Payments where the contract is jointly owned by spouses, Lifetime Plus Payments continue until the death of any Joint Owner unless the surviving spouse is the Covered Person and elects to continue the contract. If a surviving spouse who is also the Covered Person continues the contract, Lifetime Plus Payments will continue until the death of the surviving Covered Person.
                (d) For joint Lifetime Plus Payments, Lifetime Plus Payments continue until the deaths of both Covered Persons. Upon the death of an Owner who was also a Covered Person, or the death of the Annuitant who is also a Covered Person, if the surviving spouse continues the contract Lifetime Plus Payments will continue at 100% of the amount that we were paying when both Covered Persons were alive. If the surviving spouse instead elects to receive the death benefit in that situation, then Lifetime Plus Payments will stop.

THE BENEFIT You can only access the Benefit Base by taking BASE single or joint Lifetime Plus Payments.

                On the Benefit Date, the Benefit Base is equal to the greatest of:
                (a)     the Contract Value,
                (b)     the Quarterly Anniversary Value, or
                (c)     the 5% Annual Increase.

                 After the Benefit Date we will no longer calculate the Quarterly Anniversary Value or the 5% Annual Increase. They will all cease to exist.

AUTOMATIC        Beginning on the Benefit Date your Lifetime Plus Payment will
ANNUAL           only increase through the automatic annual payment increase
PAYMENT          feature. We will apply any annual payment increase on each
INCREASES        Benefit Anniversary after the Benefit Date. Annual Payment
TO THE           increases are only available before the older Covered Person's
LIFETIME         91st birthday.
PLUS PAYMENTS

                 There are two ways an Automatic Payment Increase can occur: You will receive an increase to your Lifetime Plus Payment if the Contract Value on the current Benefit Anniversary is greater than the Contract Value from one year ago. If the Contract Value has increased we calculate the percentage of growth between these two Contract Values and increase your Lifetime Plus Payment by this percentage.

                 You may also receive an annual payment increase if the Covered Person, or younger Covered Person in the case of joint Lifetime Plus Payments, has:
                (a) crossed an age band on a Benefit Anniversary, as shown on the Contract Schedule, and
                (b) the new Lifetime Plus Payment percentage for that new age band when applied to the Contract Value as of the Benefit Anniversary results in a higher Lifetime Plus Payment.

                 In this case, we will increase your Lifetime Plus Payment to this new value as of the Benefit Anniversary.

S40742-NY                               4

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                        LIFETIME PLUS BENEFIT (CONTINUED)
----------------------------------------------------------------------

AUTOMATIC       Automatic annual payment increases are no longer available after
ANNUAL PAYMENT  you fully deplete your Contract Value.
INCREASES TO
THE LIFETIME    If we apply an annual payment increase to your Lifetime Plus
PLUS PAYMENTS   Payment, we reserve the right to change the additional M&E
(CONTINUED)     Charge for the Lifetime Plus Benefit on every fifth Benefit
                Anniversary. We can only make this change 60 days after any fifth Benefit Anniversary if you received an annual payment increase on the current Benefit Anniversary or any of the past four Benefit Anniversaries.

                If you have not received an increase to your Lifetime Plus Payment on any of the past five Benefit Anniversaries, we will not change the additional M&E Charge for the Lifetime Plus Benefit. If you received an increase on any of the past five Benefit Anniversaries we will change the additional M&E Charge for single or joint Lifetime Plus Payments to the additional M&E Charge that is in effect for a newly issued contract as of the most recent fifth Benefit Anniversary. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                We will make any change as of the 60th day after the most recent fifth Benefit Anniversary, or on the next Business Day if the 60th day is not a Business Day. Because we change the additional M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the 60th day will remain the same.

                If this change decreases the additional M&E Charge for the Lifetime Plus Benefit, then we will make the change and send you a confirmation letter.

                If this change increases the additional M&E Charge for the Lifetime Plus Benefit then we will send you written notice of the intended increase and provide you at least a 30-day notice period to decline the increase. If you decline the increase:
                (a) you will no longer be eligible to receive future annual payment increases to your Lifetime Plus Payments, and
                (b) your annual Lifetime Plus Payment amount will be equal to the annual amount that we established on the most recent fifth Benefit Anniversary. Your Lifetime Plus Payments will remain fixed at this level until the Lifetime Plus Benefit terminates, unless you take an Excess Withdrawal.

                 If you do not decline the increase during the 30-day notice period we will increase the additional M&E Charge for the Lifetime Plus Benefit. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.

S40742-NY                               5

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                           QUARTERLY ANNIVERSARY VALUE
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QUARTERLY        We only calculate the Quarterly  Anniversary  Value
ANNIVERSARY      before the older  Covered  Person's  91st  birthday
VALUE            and  before  you   exercise   the   Lifetime   Plus
                 Benefit. If you have not exercised the Lifetime Plus Benefit before the older Covered Person's 91st birthday, the Quarterly
                 Anniversary Value will cease to exist and the Lifetime Plus
                 Benefit will no longer be available to you.

                 If the Rider Effective Date is the Issue Date, the Quarterly Anniversary Value on the Issue Date is equal to the Purchase Payment received on the Issue Date.

                 If the Rider Effective Date occurs after the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is equal to the Contract Value on that date.

                 On each Business Day we:
                 (a) increase the Quarterly Anniversary Value by the amount of any additional Purchase Payments received that day, and
                 (b) reduce the Quarterly Anniversary Value proportionately by the percentage of Contract Value applied to a Partial
                     Annuitization or withdrawn that day, including any withdrawal charge.

                 On each Quarterly Anniversary we process any increase or decrease to the Quarterly Anniversary Value due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following calculation. On each Quarterly Anniversary, the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

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                               5% ANNUAL INCREASE
----------------------------------------------------------------------

5% ANNUAL        We only calculate the 5% Annual Increase before
INCREASE         the older Covered Person's 91st birthday and
                 before you exercise the Lifetime Plus Benefit. If you have not exercised the Lifetime Plus Benefit before the older Covered
                 Person's 91st birthday, the 5% Annual Increase will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                 IF THE RIDER EFFECTIVE DATE IS THE ISSUE DATE and you do not reset the 5% Annual Increase, then the 5% Annual Increase on the Issue Date is the Purchase Payment received on the Issue Date.

                 On each Business Day after the Issue Date we:
                 (a) increase the 5% Annual Increase by the amount of any additional Purchase Payments received that day, and
                 (b) reduce the 5% Annual Increase proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

                 On each Contract Anniversary after the Issue Date we process any increase or decrease to the 5% Annual Increase due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

S40742-NY                               6

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                         5% ANNUAL INCREASE (CONTINUED)
----------------------------------------------------------------------

5% ANNUAL        On the  first  Contract  Anniversary  of the Issue
INCREASE         Date the 5% Annual Increase is equal to:
(CONTINUED)      a + (0.05 x b) , where:
                    a = the 5% Annual Increase as of the immediately
                        preceding Business Day.
                    b = Total Purchase Payments received during the
                        first 90 days. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawal, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                 On the second and later Contract Anniversaries of the Issue Date the 5% Annual Increase is equal to:

                 c + (0.05 x d), where:
                    c = the 5% Annual Increase as of the immediately
                        preceding Business Day.
                    d = Total Purchase Payments received more than
                        one year ago and at most 11 years ago. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawal, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment. Because the Lifetime Plus Benefit was elected at issue and there was no reset on the 5% Annual Increase, on the 11th Contract Anniversary only, we exclude Purchase Payments received within 90 days of the Issue Date.

                 IF THE RIDER EFFECTIVE DATE OCCURS AFTER THE ISSUE DATE OR IF YOU RESET THE 5% ANNUAL Increase, then the 5% Annual Increase on the Rider Effective Date or reset anniversary, as applicable, is the Contract Value as of the Rider Effective Date or reset anniversary, as applicable.

                 On each Business Day after the Rider Effective Date or reset anniversary, as applicable, we:

                (a) increase the 5% Annual Increase by the amount of any additional Purchase Payments received that day, and

                (b) reduce the 5% Annual Increase proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

                 On each Contract Anniversary after the Rider Effective Date or reset anniversary, as applicable, we process any increase or decrease to the 5% Annual Increase due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

                 On the first Contract Anniversary of the Rider Effective Date or reset anniversary, as applicable, the 5% Annual Increase is equal to: a + (0.05 x b) , where:

                    a = the 5% Annual Increase as of the immediately
                        preceding Business Day.

                    b = The Contract Value as of the Rider Effective
                        Date or reset anniversary, as applicable. We reduce the Contract Value as of the Rider Effective Date or reset anniversary, as applicable, by the percentage of Contract Value applied to a Partial Annuitization or withdrawal, including any withdrawal charge, for each annuitization or withdrawal taken since the Rider Effective Date or reset anniversary, as applicable.

S40742-NY                               7

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                         5% ANNUAL INCREASE (CONTINUED)
----------------------------------------------------------------------

5% ANNUAL
INCREASE
(CONTINUED)

On the second and later Contract Anniversaries of  the Rider
Effective Date or reset anniversary, as applicable, the 5% Annual Increase is equal to:

                 c + (0.05 x d), where:

                    c = the 5% Annual Increase as of the immediately
                        preceding Business Day.

                    d = The Contract Value as of the Rider Effective
                        Date or reset anniversary, as applicable, plus total Purchase Payments received more than one year ago and at most 11 years ago but after the Rider Effective Date or reset anniversary, as applicable. We reduce the Contract Value as of the Rider Effective Date or reset anniversary, as applicable, by the percentage of Contract Value applied to a Partial Annuitization or withdrawal, including any withdrawal charge, for each annuitization or withdrawal taken since the Rider Effective Date or reset anniversary, as applicable. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawal, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

RESETTING THE   Before the older Covered Person's 81st birthday and before you
5% ANNUAL       exercise the Lifetime Plus Benefit, you can reset the 5% Annual
INCREASE        Increase to equal the Contract Value. You can request a reset within 30 days following a Contract Anniversary by completing the appropriate form. We will process your reset request as of the immediately preceding Contract Anniversary after your request is received in good order at our Service Center. We call this Contract Anniversary the reset anniversary. If the reset anniversary does not occur on a Business Day we will process your request on the next Business Day.

                When we process your reset request, we will change the 5% Annual Increase to equal the Contract Value as of the reset anniversary.

                If you reset the 5% Annual Increase, we will change the additional M&E Charge for single or joint Lifetime Plus Payments to equal the additional M&E Charge that is in effect for a newly issued contract as of the reset anniversary. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                We will change the additional M&E Charge on the 30th day following the reset anniversary, or the next Business Day if the 30th day is not a Business Day. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.

                If we change the additional M&E Charge we will adjust the number of Accumulation Units so that the Contract Value on the 30th day will remain the same.

                You cannot request a reset of the 5% Annual Increase:
                (a)     on or after the older Covered Person's 81st birthday,
                (b) on or after the Benefit Date that you exercise the Lifetime Plus Benefit,
                (c) on or after the Income Date that you take a Full Annuitization, or
                (d) if the 5% Annual Increase is more than the Contract Value on the reset anniversary.

S40742-NY                               8

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                               GENERAL PROVISIONS
----------------------------------------------------------------------

REMOVING THE    After the Rider Effective Date you can remove the Lifetime Plus
LIFETIME PLUS   Benefit Rider from the contract at any time before you exercise
BENEFIT RIDER   it. You can request the removal of the rider within 30 days
FROM YOUR       before a Contract Anniversary by completing the appropriate
CONTRACT        form. We will process your request on the Contract Anniversary, or on the next Business Day if the Contract Anniversary is not a Business Day, that occurs immediately after your request is received in good order at our Service Center. We call this date the Rider Termination Date and it is shown on the Contract
                Schedule Addendum.

                If you remove the Lifetime Plus Benefit from your contract, we will no longer assess the additional M&E Charge for the Lifetime Plus Benefit as of the Rider Termination Date. Because we decrease the M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the rider removal date will remain the same.

                 If you remove the Lifetime Plus Benefit from the contract, then it will no longer be available for future selection.

CONDITIONS       Before you exercise the Lifetime Plus Benefit it
FOR              will terminate upon the earliest of the
TERMINATION      following.
OF THE           (a)  The Rider Termination Date if you remove the
LIFETIME PLUS         Lifetime Plus Benefit from the contract.
BENEFIT          (b)  The date of death of all Covered Persons.
                 (c)  The older Covered Person's 91st birthday. (d) The Business
                      Day before the Income Date that you take a Full
                      Annuitization.
                 (e)  The Business Day we process your request for
                      a full withdrawal.
                 (f)  The Business Day that the Base Contract terminates.

                 On or after the Benefit Date that you exercise the Lifetime Plus Benefit it will terminate upon the earliest of the following.
                 (a) The Business Day you take an Excess Withdrawal of the
                     entire Contract Value. If you take an Excess Withdrawal that reduces Lifetime Plus Payments to a level where we are unable to structure the Lifetime Plus Payment so that it is at least the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value.
                 (b) The Business Day before the Income Date that you take a
                     Full Annuitization.
                 (c) For single Lifetime Plus Payments where the contract is solely owned or owned by a non-individual, the death of the Covered Person.
                 (d) For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, the death of any Joint Owner.
                 (e) For single Lifetime Plus Payments where the contract is jointly owned by spouses, the death of any Joint Owner unless the surviving spouse is the Covered Person and elects to continue the contract. If the surviving spouse who is also the Covered Person continues the contract, the Lifetime Plus Benefit will terminate with the death of the Covered Person.
                 (f) For joint Lifetime Plus Payments, the deaths of both
                     Covered Persons. If upon the death of one Covered Person, the surviving spouse, who is also a Covered Person elects to receive a death benefit, then Lifetime Plus Payments willstop and the Lifetime Plus Benefit will terminate as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.
                 (g) The Business Day that the Base Contract terminates.

RIDER CHARGE     The additional M&E Charge for this rider is shown on the
                 Contract Schedule or Contract Schedule Addendum as applicable.

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

----------------------------------------------------------------------
                                    OWNERSHIP
----------------------------------------------------------------------

ASSIGNMENT OF    Any  assignment  must leave the  Covered  Person(s)
THIS CONTRACT    the  same.  Exceptions  may be  made  in  order  to
                 comply   with    applicable   law.   Any   existing
                 assignment must be removed prior to exercising the Lifetime Plus Benefit. (added)


In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                      ALLIANZ LIFE INSURANCE COMPANY
                           OF NEW YORK

         [/S/Wayne A. Robinson]       [/S/Vincent Vitiello ]
             Wayne A. Robinson            Vincent Vitiello
              Secretary                     President

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